Exhibit 10.6
FIRST AMENDMENT TO
SECURED BRIDGE LOAN AGREEMENT
     This FIRST AMENDMENT TO SECURED BRIDGE LOAN AGREEMENT (this “Amendment”) is made as of July 5, 2006 (the “Effective Date”) by and among BIOMED REALTY, L.P., a Maryland limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, individually (the “Lender”), and KEYBANK NATIONAL ASSOCIATION, not individually, but as “Agent”.
RECITALS
     A. The Borrower, the Agent and the Lender are parties to a Secured Bridge Loan Agreement dated as of May 24, 2006 (as it may be amended from time to time, the “Loan Agreement”). All terms used herein and not otherwise defined shall have the same meanings given to them in the Loan Agreement.
     B. The Borrower and the Lender wish to amend the Loan Agreement to modify the Applicable Margin set forth in the Loan Agreement, all as set forth herein.
AGREEMENTS
          1. Amended Definitions. As of the Effective Date, the following definition in Section 1.1 of the Loan Agreement is amended and restated as follows:
“Applicable Margin” means one and twenty hundredths of one percent (1.20%) per annum with respect to LIBOR Rate Loans and zero with respect to Alternate Base Rate Loans, as the case may be.
          2. Miscellaneous.
          (i) The Borrower represents and warrants to the Lender that (i) after giving effect to this Amendment, no Default or Unmatured Default exists, (ii) the Loan Agreement is in full force and effect, and (iii) the Borrower has no defenses or offsets to, or claims or counterclaims, relating to, its obligations under the Loan Agreement.
          (ii) All of the obligations of the parties to the Loan Agreement, as amended hereby, are hereby ratified and confirmed. All references in the Loan Documents to the “Loan Agreement” henceforth shall be deemed to refer to the Loan Agreement as amended by this Amendment.
          (iii) Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and secured by the Loan Documents or waive, release, impair, or affect the liens arising under the Loan Documents or the validity or priority thereof.

          (iv) In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern. The provisions of this Amendment, the Loan Agreement, and the other Loan Documents are in full force and effect except as amended herein and the Loan Documents as so amended are ratified and confirmed hereby by the Borrower.
          (v) The Borrower agrees to reimburse the Agent for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Amendment.
          (vi) This Amendment may be executed in counterparts which, taken together, shall constitute a single document.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Secured Bridge Loan Agreement to be duly executed as of the date first above written.

BORROWER:

BIOMED REALTY, L.P., a Maryland limited partnership

By:	BioMed Realty Trust, Inc., its sole general partner

	By: Name:	/s/ KENT GRIFFIN Kent Griffin
	Title:	Chief Financial Officer

Address:

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent

By: Name:	/s/ SCOTT CHILDS Scott Childs
Title:	Vice President

Address:

LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By: Name:	/s/ SCOTT CHILDS Scott Childs
Title:	Vice President

Address: